Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (the “Agreement”) is dated as of October 21, 2021, by and between Interlink Electronics, Inc., a Nevada corporation (the “Company”), and each individual or entity named on the Schedule of Buyers attached hereto (each such individual or entity, individually, a “Buyer” and all of such individuals or entities, collectively, the “Buyers”).

RECITALS

A.            Subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) promulgated thereunder, the Company desires to issue and sell to each Buyer, and each Buyer, severally and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

B.            In connection with the offering, the Company, Advisory Group Equity Services LTD (the “Placement Agent”) and U.S. Bank National Association (the “Escrow Agent”) have entered into an escrow agreement, in the form attached hereto as Exhibit B (the “Escrow Agreement”), to hold the Purchase Price (as hereinafter defined), to be released at each Closing to the Company, upon the written consent of the Company and the Placement Agent.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants of the parties hereinafter expressed and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, each intending to be legally bound, agree as follows:

ARTICLE I

RECITALS, EXHIBITS, SCHEDULES

The foregoing recitals are true and correct and, together with the Schedules and Exhibits referred to hereafter, are hereby incorporated into this Agreement by this reference.

ARTICLE II

DEFINITIONS

For purposes of this Agreement, except as otherwise expressly provided or otherwise defined elsewhere in this Agreement, or unless the context otherwise requires, the capitalized terms in this Agreement shall have the meanings assigned to them in this Article as follows:

2.1            “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

2.2            “Assets” means all of the properties and assets of the Company or of its subsidiaries, whether real, personal or mixed, tangible or intangible, wherever located, whether now owned or hereafter acquired.

2.3            “Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized by law to close.

2.4            “Buyer’s Purchase Price” shall mean, with respect to any Buyer, the “Purchase Price” opposite such Buyer’s name on the Schedule of Buyers.

2.5            “Certificate of Designation” shall have the meaning given such term in Section 4.1(b).

2.6            “Claims” means any Proceedings, Judgments, Obligations, threats, losses, damages, deficiencies, settlements, assessments, charges, costs and expenses of any nature or kind.

2.7            “Common Stock” means the Company’s common stock, $0.001 par value per share.

2.8            “Consent” means any consent, approval, order or authorization of, or any declaration, filing or registration with, or any application or report to, or any waiver by, or any other action (whether similar or dissimilar to any of the foregoing) of, by or with, any Person, which is necessary in order to take a specified action or actions, in a specified manner and/or to achieve a specific result.

2.9            “Contract” means any written or oral contract, agreement, order or commitment of any nature whatsoever, including, any sales order, purchase order, lease, sublease, license agreement, services agreement, loan agreement, mortgage, security agreement, guarantee, management contract, employment agreement, consulting agreement, partnership agreement, shareholders agreement, buy-sell agreement, option, warrant, debenture, subscription, call or put.

2.10           “Conversion Stock” means the shares of Common Stock issuable upon conversion of the Series A Preferred Stock.

2.11           “Encumbrance” means any lien, security interest, pledge, mortgage, easement, leasehold, assessment, tax, covenant, restriction, reservation, conditional sale, prior assignment, or any other encumbrance, claim, burden or charge of any nature whatsoever.

2.12           “Environmental Requirements” means all Laws and requirements relating to human, health, safety or protection of the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, or Hazardous Materials in the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), or otherwise relating to the treatment, storage, disposal, transport or handling of any Hazardous Materials.

2.13           “Escrow Agreement” means the escrow agreement between the Company the bank acting as Escrow Agent for the receipt and disbursement of the Offering proceeds.

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2.14            “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

2.15           “GAAP” means generally accepted accounting principles, methods and practices set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants, and statements and pronouncements of the Financial Accounting Standards Board, the SEC or of such other Person as may be approved by a significant segment of the U.S. accounting profession, in each case as of the date or period at issue, and as applied in the U.S. to U.S. companies.

2.16           “Governmental Authority” means any foreign, federal, state or local government, or any political subdivision thereof, or any court, agency or other body, organization, group, stock market or exchange exercising any executive, legislative, judicial, quasi-judicial, regulatory or administrative function of government.

2.17           “Hazardous Materials” means: (i) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls (PCB’s); (ii) any chemicals, materials, substances or wastes which are now or hereafter become defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants” or words of similar import, under any Law; and (iii) any other chemical, material, substance, or waste, exposure to which is now or hereafter prohibited, limited or regulated by any Governmental Authority.

2.18           “Judgment” means any order, writ, injunction, fine, citation, award, decree, or any other judgment of any nature whatsoever of any Governmental Authority.

2.19           “Knowledge of the Company” means the actual knowledge of the board of directors and executive officers of the Company after due inquiry.

2.20           “Law” means any provision of any law, statute, ordinance, code, constitution, charter, treaty, rule or regulation of any Governmental Authority.

2.21            “Leases” means all leases for real or personal property.

2.22           “Material Adverse Effect” means with respect to the event, item or question at issue, that such event, item or question would have or reasonably be expected to result in one or more of the following: (i) a material adverse effect on the legality, validity or enforceability of this Agreement or any of the Transaction Documents; (ii) a material adverse effect on the results of operations, Assets, business or condition (financial or otherwise) or prospects of the Company and its subsidiaries, taken as a whole; (iii) a material adverse effect on the Company’s or its subsidiaries’ ability to perform, on a timely basis, its or their respective Obligations under this Agreement or any Transaction Documents; or (iv) a material adverse effect on the Buyer’s ability to sell or dispose of any of the Stock, whether on the Principal Trading Market, or otherwise, in accordance with applicable securities Laws, regardless of the cause.

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2.23           “Material Contract” means any Contract to which the Company is a party or by which it is bound which has been filed or is required to have been filed as an exhibit to the SEC Filings pursuant to Item 601(b)(4) or Item 601(b)(10) of Regulation S-K promulgated by the SEC.

2.24           “Obligation” means any debt, liability or obligation of any nature whatsoever, whether secured, unsecured, recourse, nonrecourse, liquidated, unliquidated, accrued, absolute, fixed, contingent, ascertained, unascertained, known, unknown or obligations under executory Contracts.

2.25           “Ordinary Course of Business” means the ordinary course of business consistent with past custom and practice (including with respect to quantity, quality and frequency).

2.26           “Outside Closing Date” shall have the meaning given in Section 12.1.

2.27           “Permit” means any license, permit, approval, waiver, order, authorization, right or privilege of any nature whatsoever, granted, issued, approved or allowed by any Governmental Authority.

2.28           “Person” means any individual, sole proprietorship, joint venture, partnership, company, corporation, association, cooperation, trust, estate, Governmental Authority, or any other entity of any nature whatsoever.

2.29           “Principal Trading Market” shall mean the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, the marketplaces operated by the OTC Markets Group, the NYSE Euronext or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock.

2.30           “Proceeding” means any demand, claim, suit, action, litigation, investigation, audit, study, arbitration, administrative hearing, or any other proceeding of any nature whatsoever.

2.31           “Real Property” means any real estate, land, building, structure, improvement, fixture or other real property of any nature whatsoever, including, but not limited to, fee and leasehold interests.

2.32           “Registration Rights Agreement” means the Registration Rights Agreement, dated the date hereof, among the Company and the Buyers, in the form of Exhibit A attached hereto.

2.33            “Required Buyers” shall have the meaning given in Section 13.5

2.34           “SEC” means the United States Securities and Exchange Commission.

2.35           “SEC Documents” shall have the meaning given in Section 6.7.

2.36           “Securities” means, collectively, the Stock and the Conversion Stock.

2.37           “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

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2.38           “Series A Preferred Stock” means the Company’s 8.00% Series A Convertible Preferred Stock, $0.01 par value per share.

2.39           “Stock” means up to Six Hundred Thousand (600,000) shares of Series A Preferred Stock issued or issuable to the Buyers pursuant to this Agreement.

2.40           “Tax” means (i) any foreign, federal, state or local income, profits, gross receipts, franchise, sales, use, occupancy, general property, real property, personal property, intangible property, transfer, fuel, excise, accumulated earnings, personal holding company, unemployment compensation, social security, withholding taxes, payroll taxes, or any other tax of any nature whatsoever, (ii) any foreign, federal, state or local organization fee, qualification fee, annual report fee, filing fee, occupation fee, assessment, rent, or any other fee or charge of any nature whatsoever, or (iii) any deficiency, interest or penalty imposed with respect to any of the foregoing.

2.41           “Tax Return” means any tax return, filing, declaration, information statement or other form or document required to be filed in connection with or with respect to any Tax.

2.42           “Transaction Documents” means this Agreement, the Registration Rights Agreement, the Escrow Agreement and the Certificate of Designation.

ARTICLE III

INTERPRETATION

In this Agreement, unless the express context otherwise requires: (i) the words “herein,” “hereof” and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement; (ii) references to the words “Article” or “Section” refer to the respective Articles and Sections of this Agreement, and references to “Exhibit” or “Schedule” refer to the respective Exhibits and Schedules annexed hereto; (iii) references to a “party” mean a party to this Agreement and include references to such party’s permitted successors and permitted assigns; (iv) references to a “third party” mean a Person not a party to this Agreement; (v) the terms “dollars” and “$” means U.S. dollars; (vi) wherever the word “include,” “includes” or “including” is used in this Agreement, it will be deemed to be followed by the words “without limitation.”

ARTICLE IV

PURCHASE AND SALE

4.1            Sale and Issuance of Stock.

(a)            Subject to the terms and conditions of this Agreement, each Buyer agrees, severally and not jointly, to purchase, and the Company agrees to sell and issue to each Buyer, the number of shares of Stock set forth in the column designated “Total Investment – Number of shares of Stock” opposite such Buyer’s name on the Schedule of Buyers, which in the aggregate shall equal up to Fifteen Million Dollars ($15,000,000) of shares of Stock, at a cash purchase price equal to Twenty-Five Dollars ($25.00) per share (the “Purchase Price”). The Company’s agreement with each Buyer is a separate agreement, and the sale and issuance of the share of Stock to each Buyer is a separate sale and issuance.

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(b)            The voting powers, designations, preferences, limitations, restrictions and relative rights of the Series A Preferred Stock are set forth in the certificate of designation attached hereto as Exhibit C (the “Certificate of Designation”).

4.2            Closings.

(a)            The purchase, sale and issuance of the Stock shall take place at one or more closings (each of which is referred to in this Agreement as a “Closing” and the date of each is referred to in this Agreement as a “Closing Date”). The Initial Closing shall take place at the offices of Stubbs Alderton & Markiles, LLP, 15260 Ventura Boulevard, 20th Floor, Sherman Oaks, California 91403, or such other location as the parties shall mutually agree, no later than the second Business Day following the satisfaction or waiver of the conditions provided in ARTICLE VIII and ARTICLE IX of this Agreement (other than conditions that, by their terms, are intended to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions) (“Initial Closing Date”), but in no event later than the Outside Closing Date.

(b)            If less than all of the Stock is sold and issued at the Initial Closing, then, subject to the terms and conditions of this Agreement, the Company may sell and issue at one or more subsequent closings (each, a “Subsequent Closing”) within ninety (90) days after the Initial Closing, to one or more Buyers or new purchasers (each, an “Additional Buyer”) approved by the Company’s Board of Directors, the number of shares of Stock as agreed to by the Company and such Buyer or Additional Buyer; provided, that (a) such subsequent sale is consummated prior to the Outside Closing Date, (b) each Additional Buyer shall become a party to this Agreement and the other Transaction Documents by executing and delivering a counterpart signature page to each of the Transaction Documents and (c) the aggregate number of shares of Stock sold pursuant to this Agreement does not exceed 600,000. Any such sale and issuance in a Subsequent Closing shall be on the same terms and conditions as those contained herein. Each Subsequent Closing shall take place at such date, time and place as shall be approved by the Company and the Placement Agent each in their sole discretion. The Schedule of Buyers attached to this Agreement shall be updated to reflect the number of shares of Stock purchased at each such Subsequent Closing and the Buyer or Additional Buyer purchasing such Stock.

4.3            Form of Payment; Delivery. At each Closing, Buyer shall deliver to the Company the Buyer’s Purchase Price by the release of the Buyer’s Purchase Price from escrow in accordance with the Escrow Agreement.

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ARTICLE V

BUYERS’ REPRESENTATIONS AND WARRANTIES

Each Buyer, severally, and not jointly, represents and warrants to the Company, that:

5.1            Investment Purpose. Each Buyer is acquiring the Securities for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations herein, each Buyer reserves the right to dispose of any Stock it holds and, if issued, any Conversion Stock it holds at any time in accordance with or pursuant to an effective registration statement covering such Securities or an available exemption under the Securities Act. The Buyer acknowledges that a legend will be placed on the certificates representing the shares of Stock, and, if issued, on the shares of Conversion Stock, or other evidence of direct registration of the shares of Conversion Stock in book-entry form, as follows:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND ARE “RESTRICTED SECURITIES” AS THAT TERM IS DEFINED IN RULE 144 UNDER THE SECURITIES ACT. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER OR PURSUANT TO AN OPINION OF COUNSEL, WHICH IS TO BE ESTABLISHED TO THE REASONABLE SATISFACTION OF COUNSEL TO THE ISSUER, THAT REGISTRATION UNDER THE SECURITIES ACT IS NOT REQUIRED. THESE securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the securities.

5.2            Accredited Investor Status. Each Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D, as promulgated under the Securities Act.

5.3            Reliance on Exemptions. Each Buyer understands that the Stock is being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities Laws and that the Company is relying in part upon the truth and accuracy of, and each Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of each Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of each Buyer to acquire shares of Stock.

5.4            Information. Each Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and other information each Buyer deemed material to making an informed investment decision regarding its purchase of shares of Stock, which have been requested by such Buyer. Each Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and its management. Neither such inquiries, nor any other due diligence investigations conducted by any Buyer or its advisors, if any, or its representatives, shall modify, amend or affect each Buyer’s right to rely on the Company’s representations and warranties contained in ARTICLE VI below. Each Buyer has concluded that investment in the Securities is in such Buyer’s “best interests.” Each Buyer understands that its investment in the Securities involves a high degree of risk. Each Buyer is in a position regarding the Company that enabled and enables Buyer to obtain information from the Company in order to evaluate the merits and risks of this investment. Each Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Stock.

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5.5            No Governmental Review. Each Buyer understands that no United States federal or state Governmental Authority has passed on or made any recommendation or endorsement of the Securities, or the fairness or suitability of the investment in the Securities, nor have such Governmental Authorities passed upon or endorsed the merits of the offering of the Securities.

5.6            Authorization, Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of each Buyer and is a valid and binding agreement of each Buyer, enforceable in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

5.7            No General Solicitation. The Buyer is not purchasing shares of Stock as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth and disclosed in the Company’s disclosure schedules (“Disclosure Schedules”) attached to this Agreement and made a part hereof, the Company hereby makes the following representations and warranties to each Buyer. The Disclosure Schedules shall be arranged in sections corresponding to the numbered and lettered sections and subsections contained in this ARTICLE VI and certain other sections of this Agreement, and the disclosures in any section or subsection of the Disclosure Schedules shall qualify other sections and subsections in this ARTICLE VI only to the extent it is readily apparent from a reading of the disclosure that such disclosure is applicable to such other sections and subsections.

6.1            Subsidiaries. Except as disclosed in the SEC Documents, the Company has no subsidiaries and the Company does not own, directly or indirectly, any outstanding voting securities of or other interests in, or have any control over, any other Person. With respect to each of the Company’s subsidiaries, all representations and warranties in this ARTICLE VI and elsewhere in this Agreement shall be deemed repeated and re-made from and by each such subsidiary, as if such representations and warranties were independently made by each such subsidiary, in this Agreement (but modified as necessary in order to give effect to the intent of the parties that such representation and warranty is being made by the subsidiary, rather than the Company, as applicable). In addition, each representation and warranty contained in this ARTICLE VI or otherwise set forth in this Agreement shall be deemed to mean and be construed to include the Company and each of its subsidiaries, as applicable, regardless of whether each of such representations and warranties in ARTICLE VI specifically refers to the Company’s subsidiaries or not.

6.2            Organization. The Company and its subsidiaries are corporations, duly organized, validly existing and in good standing under the Laws of the jurisdiction in which they are incorporated. The Company has the full corporate power and authority and all necessary certificates, licenses, approvals and Permits to: (i) enter into and execute this Agreement and the Transaction Documents and to perform all of its obligations hereunder and thereunder; and (ii) own and operate its Assets and properties and to conduct and carry on its business as and to the extent now conducted. The Company is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction where the character of its business or the ownership or use and operation of its Assets or properties requires such qualification, except to the extent that failure to so qualify will not result in a Material Adverse Effect.

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6.3            Authority and Approval of Agreement; Binding Effect. The execution and delivery by the Company of this Agreement and the Transaction Documents, and the performance by the Company of all of its Obligations hereunder and thereunder, including the issuance of the Securities, have been duly and validly authorized and approved by the Company and its board of directors pursuant to all applicable Laws and no other corporate action or Consent on the part of the Company, its board of directors, stockholders or any other Person is necessary or required by the Company to execute this Agreement and the Transaction Documents, consummate the transactions contemplated herein and therein, perform all of Company’s Obligations hereunder and thereunder, or to issue the Securities. This Agreement and each of the Transaction Documents have been duly and validly executed by the Company (and the officer executing this Agreement and all such other Transaction Documents is duly authorized to act and execute same on behalf of the Company) and constitute the valid and legally binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

6.4            Capitalization. Immediately prior to the Initial Closing, the authorized capital stock of the Company will consist of 30,000,000 shares of common stock, with a par value of $0.001 per share, of which 6,602,498 shares are issued and outstanding, and 1,000,000 shares of preferred stock, with a par value of $0.01 per share, of which no shares are issued and outstanding and 600,000 shares of which are designated Series A Preferred Stock (all of which are authorized for issuance pursuant to this Agreement). All of such outstanding shares have been validly issued and are fully paid and nonassessable. The rights, preferences, privileges and restrictions of the Stock are as set forth in the Certificate of Designation. The Conversion Stock has been duly and validly reserved for issuance. The Common Stock is currently quoted on the Nasdaq Capital Market under the trading symbol “LINK.” The Company has received no notice, either oral or written, with respect to the continued eligibility of the Common Stock for quotation on the Principal Trading Market, and the Company has maintained all requirements on its part for the continuation of such quotation.  No shares of Common Stock are subject to preemptive rights or any other similar rights or any Encumbrances suffered or permitted by the Company.  Except as set forth on Section 6.4 of the Disclosure Schedules, as of the date hereof: (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, or Contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries, or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares of capital stock of the Company or any of its subsidiaries (collectively, “Derivative Securities”); (ii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other Contracts or instruments evidencing indebtedness of the Company or any of its subsidiaries, or by which the Company or any of its subsidiaries is or may become bound; (iii) there are no outstanding effective registration statements with respect to the Company or any of its securities (other than registration statements on Form S-8); (iv) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of their securities under the Securities Act (except pursuant to this Agreement); (v) there are no financing statements securing obligations filed in connection with the Company or any of its Assets; (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by this Agreement or any related agreement or the consummation of the transactions described herein or therein; and (vii) there are no outstanding securities or instruments of the Company which contain any redemption or similar provisions, and there are no Contracts by which the Company is or may become bound to redeem a security of the Company. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders. Section 6.4 of the Disclosure Schedules sets forth a calculation of the total number of shares of Common Stock outstanding immediately prior to the issuance of the Stock at the Initial Closing and assuming (i) the exercise in full of all outstanding Derivative Securities taking into account all applicable anti-dilution or similar adjustments or rights, including without limitation those resulting from the issuance of Stock pursuant to this Agreement, and (ii) the exercise of all Derivative Securities authorized for issuance, but not yet issued, under any plan of the Company.

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6.5            No Conflicts; Consents and Approvals. The execution, delivery and performance of this Agreement and the Transaction Documents, and the consummation of the transactions contemplated hereby and thereby, including the issuance of any of the Stock, will not: (i) constitute a violation of or conflict with any provision of the Company’s or any of the Company’s subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents; (ii) constitute a violation of, or a default or breach under (either immediately, upon notice, upon lapse of time, or both), or conflict with, or give to any other Person any rights of termination, amendment, acceleration or cancellation of, any provision of any Material Contract; (iii) constitute a violation of, or a default or breach under (either immediately, upon notice, upon lapse of time, or both), or conflict with, any Judgment; (iv) assuming the accuracy of the representations and warranties of the Buyers set forth in ARTICLE V above, constitute a violation of, or conflict with, any Law (including United States federal and state securities Laws and the rules and regulations of any market or exchange on which the Common Stock is quoted); or (v) result in the loss or adverse modification of, or the imposition of any fine, penalty or other Encumbrance with respect to, any Permit granted or issued to, or otherwise held by or for the use of, Company or any of Company’s Assets. The Company is not in violation of its articles of incorporation, bylaws or other organizational or governing documents and the Company is not in default or breach (and no event has occurred which with notice or lapse of time or both could put the Company in default or breach) under, and the Company has not taken any action or failed to take any action that would give to any other Person any rights of termination, amendment, acceleration or cancellation of, any Material Contract. Except as specifically contemplated by this Agreement, the Company is not required to obtain any Consent of, from, or with any Governmental Authority, or any other Person, in order for it to execute, deliver or perform any of its Obligations under this Agreement or the Transaction Documents in accordance with the terms hereof or thereof, or to issue and sell the Securities in accordance with the terms hereof. All Consents which the Company is required to obtain pursuant to the immediately preceding sentence have been obtained or effected on or prior to the date hereof.

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6.6            Issuance of Securities. All shares of the Securities are duly authorized and, upon issuance in accordance with the terms hereof and the Certificate of Designation shall be duly issued, fully paid and non-assessable, and free from all Encumbrances with respect to the issue thereof, and assuming the accuracy of the representations and warranties of the Buyers set forth in ARTICLE V above, will be issued in compliance with all applicable United States federal and state securities Laws. Assuming the accuracy of the representations and warranties of the Buyers set forth in ARTICLE V above, the offer and sale by the Company of the Securities is exempt from: (i) the registration and prospectus delivery requirements of the Securities Act; and (ii) the registration and/or qualification provisions of all applicable state and provincial securities and “blue sky” laws.

6.7            SEC Documents; Financial Statements. The Common Stock is registered pursuant to Section 12 of the Exchange Act and the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC under the Exchange Act (all of the foregoing filed from and after January 1, 2021 or amended after the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to as the “SEC Documents”). The Company is current with its filing obligations under the Exchange Act and all SEC Documents have been filed on a timely basis or the Company has received a valid extension of such time of filing and has filed any such SEC Document prior to the expiration of any such extension. The Company represents and warrants that true and complete copies of the SEC Documents are available on the SEC’s website (www.sec.gov) at no charge to Buyers, and Buyers acknowledge that each of them may retrieve all SEC Documents from such website and each Buyer’s access to such SEC Documents through such website shall constitute delivery of the SEC Documents to Buyers; provided, however, that if any Buyer is unable to obtain any of such SEC Documents from such website at no charge, as result of such website not being available or any other reason beyond any Buyer’s control, then upon request from such Buyer, the Company shall deliver to such Buyer true and complete copies of such SEC Documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the Securities Act, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the statements made in any such SEC Documents is, or has been, required to be amended or updated under applicable Law (except as such statements have been amended or updated in subsequent filings prior to the date hereof, which amendments or updates are also part of the SEC Documents). As of their respective dates, the financial statements of the Company included in the SEC Documents (“Financial Statements”) complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto (except as such Financial Statements have been amended or updated in subsequent filings prior to the date hereof, which amendments or updates are also part of the SEC Documents). All of the Financial Statements have been prepared in accordance with GAAP, consistently applied, during the periods involved (except: (i) as may be otherwise indicated in such Financial Statements or the notes thereto; or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements), and fairly present in all material respects the consolidated financial position of the Company as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). To the knowledge of the Company and its officers, no other information provided by or on behalf of the Company to the Buyers which is not included in the SEC Documents contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

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6.8            Absence of Certain Changes. Since the date the last of the SEC Documents was filed with the SEC, none of the following have occurred:

(a)            There has been no event or circumstance of any nature whatsoever that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect; or

(b)            Except for this Agreement and the other Transaction Documents, there has been no transaction, event, action, development, payment, or other matter of any nature whatsoever entered into by the Company that requires disclosure in an SEC Document which has not been so disclosed.

6.9            Absence of Litigation or Adverse Matters. Except as disclosed in the SEC Documents: (i) there is no Proceeding before or by any Governmental Authority or any other Person, pending, or the best of Company’s knowledge, threatened or contemplated by, against or affecting the Company, its business or Assets; (ii) there is no outstanding Judgments against or affecting the Company, its business or Assets; and (iii) the Company is not in breach or violation of any Material Contract.

6.10            Liabilities of the Company. The Company does not have any Obligations of a nature required by GAAP to be disclosed on a consolidated balance sheet of the Company, except: (i) as disclosed in the Financial Statements; or (ii) incurred in the Ordinary Course of Business since the date of the last Financial Statements filed by the Company with the SEC that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

6.11            Title to Assets. The Company has good and marketable title to, or a valid license or leasehold interest in, all of its Assets which are material to the business and operations of the Company as presently conducted, free and clear of all Encumbrances or restrictions on the transfer or use of same, other than restrictions on transfer or use arising under a license or Lease with respect to such Assets that, individually or in the aggregate, would not have, or be reasonably expected to, materially interfere with the purposes for which they are currently used and for the purposes for which they are proposed to be used. Except as would not have a Material Adverse Effect, the Company’s Assets are in good operating condition and repair, ordinary wear and tear excepted, and are free of any latent or patent defects which might impair their usefulness, and are suitable for the purposes for which they are currently used and for the purposes for which they are proposed to be used.

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6.12            Real Estate.

(a)            Real Property Ownership. The Company does not own any Real Property.

(b)            Real Property Leases. Except pursuant to the Leases described in the SEC Documents or in Section 6.12 of the Disclosure Schedules (the “Company Leases”), the Company does not lease any Real Property. With respect to each of the Company Leases: (i) the Company has been in peaceful possession of the property leased thereunder and neither the Company nor, to the Company’s knowledge, the landlord is in default thereunder; (ii) no waiver, indulgence or postponement of any of the Obligations thereunder has been granted by the Company or landlord thereunder; and (iii) there exists no event, occurrence, condition or act known to the Company which, upon notice or lapse of time or both, would be or could become a default thereunder or which could result in the termination of the Company Leases, or any of them, or have a Material Adverse Effect on the business of the Company, its Assets or its operations or financial results. The Company has not violated nor breached any provision of any such Company Leases, and all Obligations required to be performed by the Company under any of such Company Leases have been fully, timely and properly performed. If requested by any of the Buyers, the Company has delivered to such Buyers true, correct and complete copies of all Company Leases, including all modifications and amendments thereto, whether in writing or otherwise. The Company has not received any written or oral notice to the effect that any of the Company Leases will not be renewed at the termination of the term of such Company Leases, or that any of such Company Leases will be renewed only at higher rents.

6.13            Material Contracts. A list of the Material Contracts is set forth in Section 6.13 of the Disclosure Schedules. An accurate, current and complete copy of each of the Material Contracts has been furnished to Buyers and/or is readily available as part of the SEC Documents, and each of the Material Contracts constitutes the entire agreement of the respective parties thereto relating to the subject matter thereof. Each of the Material Contracts is in full force and effect and is a valid and binding Obligation of the parties thereto in accordance with the terms and conditions thereof. To the knowledge of the Company and its officers, all Obligations required to be performed under the terms of each of the Material Contracts by any party thereto have been fully performed by all parties thereto, and no party to any Material Contracts is in default with respect to any term or condition thereof, nor has any event occurred which, through the passage of time or the giving of notice, or both, would constitute a default thereunder or would cause the acceleration or modification of any Obligation of any party thereto or the creation of any Encumbrance upon any of the Assets of the Company. Further, the Company has received no notice, nor does the Company have any knowledge, of any pending or contemplated termination of any of the Material Contracts and, no such termination is proposed or has been threatened, whether in writing or orally.

6.14            Compliance with Laws. Except as would not have a Material Adverse Effect, the Company is and at all times has been in material compliance with all Laws. The Company has not received any notice that it is in violation of, has violated, or is under investigation with respect to, or has been threatened to be charged with, any violation of any Law.

6.15            Intellectual Property. The Company owns or possesses adequate and legally enforceable rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and all other intellectual property rights necessary to conduct its business as now conducted. The Company does not have any knowledge of any infringement by the Company of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other intellectual property rights of others, and, to the knowledge of the Company, there is no Claim being made or brought against, or to the Company’s knowledge, being threatened against, the Company regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other intellectual property infringement; and the Company is unaware of any facts or circumstances which might give rise to any of the foregoing.

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6.16            Labor and Employment Matters. The Company is not involved in any labor dispute or, to the knowledge of the Company, is any such dispute threatened. To the knowledge of the Company and its officers, none of the Company’s employees is a member of a union and the Company believes that its relations with its employees are good. To the knowledge of the Company and its officers, the Company has complied in all material respects with all Laws relating to employment matters, civil rights and equal employment opportunities.

6.17            Employee Benefit Plans. The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification. To the Company’s knowledge, the Company has promptly paid and discharged all Obligations arising under ERISA of a character which if unpaid or unperformed might result in the imposition of an Encumbrance against any of its Assets or otherwise have a Material Adverse Effect.

6.18            Tax Matters. The Company has made and timely filed all Tax Returns required by any jurisdiction to which it is subject, and each such Tax Return has been prepared in compliance with all applicable Laws, and all such Tax Returns are true and accurate in all respects. Except and only to the extent that the Company has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported Taxes, the Company has timely paid all Taxes shown or determined to be due on such Tax Returns, except those being contested in good faith, and the Company has set aside on its books provision reasonably adequate for the payment of all Taxes for periods subsequent to the periods to which such Tax Returns apply. There are no unpaid Taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company has withheld and paid all Taxes to the appropriate Governmental Authority required to have been withheld and paid in connection with amounts paid or owing to any Person. There is no Proceeding or Claim for refund now in progress, pending or, to the Company’s knowledge, threatened against or with respect to the Company regarding Taxes.

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6.19            Insurance. The Company is covered by valid, outstanding and enforceable policies of insurance which were issued to it by reputable insurers of recognized financial responsibility, covering its properties, Assets and businesses against losses and risks normally insured against by other corporations or entities in the same or similar lines of businesses as the Company is engaged and in coverage amounts which are prudent and typically and reasonably carried by such other corporations or entities (the “Insurance Policies”). Such Insurance Policies are in full force and effect, and all premiums due thereon have been paid. None of the Insurance Policies will lapse or terminate as a result of the transactions contemplated by this Agreement. The Company has complied with the provisions of such Insurance Policies. The Company has not been refused any insurance coverage sought or applied for and the Company does not have any reason to believe that it will not be able to renew its existing Insurance Policies as and when such Insurance Policies expire or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company.

6.20            Permits. The Company possesses all Permits necessary to conduct its business, and the Company has not received any notice of, or is otherwise involved in any Proceedings relating to, the revocation or modification of any such Permits. All such Permits are valid and in full force and effect and the Company is in material compliance with the respective requirements of all such Permits.

6.21            Business Location. The Company has no material office or place of business other than as identified in the SEC Documents and the Company’s principal executive offices are located in Irvine, California. All books and records of the Company and other material Assets of the Company are held or located at the offices and places of business identified in the SEC Documents.

6.22            Environmental Laws. The Company is and has at all times been in compliance in all material respects with any and all applicable Environmental Requirements, and there are no pending Claims against the Company relating to any Environmental Requirements, nor to the best knowledge of the Company, is there any basis for any such Claims.

6.23            Illegal Payments. Neither the Company, nor any director, officer, agent, employee or other Person acting on behalf of the Company has, in the course of his actions for, or on behalf of, the Company: (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

6.24            Related Party Transactions. Except as disclosed in the SEC Documents, and except for arm’s length transactions pursuant to which the Company makes payments in the Ordinary Course of Business upon terms no less favorable than the Company could obtain from third parties, none of the officers, directors or employees of the Company, nor any stockholders who own, legally or beneficially, five percent (5%) or more of the issued and outstanding shares of any class of the Company’s capital stock (each a “Material Shareholder”), is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any Contract providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from, any officer, director or such employee or Material Shareholder or, to the best knowledge of the Company, any other Person in which any officer, director, or any such employee or Material Shareholder has a substantial or material interest in or of which any officer, director or employee of the Company or Material Shareholder is an officer, director, trustee or partner. There are no Claims or disputes of any nature or kind between the Company and any officer, director or employee of the Company or any Material Shareholder, or, to the Company’s knowledge, between any of them, relating to the Company and its business.

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6.25            Internal Accounting Controls. Except as set forth in the SEC Documents, the Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to Assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for Assets is compared with the existing Assets at reasonable intervals and appropriate action is taken with respect to any differences.

6.26            Acknowledgment Regarding Buyers’ Purchase of the Stock. The Company acknowledges and agrees that each Buyer is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by any Buyer or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to such Buyer’s purchase of the Stock. The Company further represents to each Buyer that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation by the Company and its representatives.

6.27            Listing and Maintenance Requirements. The Company’s Common Stock is registered pursuant to Section 12 of the Exchange Act, and the Company has taken no action designed to, or which to the best of its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act, nor has the Company received any notification that the SEC is contemplating terminating such registration.

6.28            Bad Actor. No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Company Covered Person, except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3), is applicable. As used in this Section 6.28, the term “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any Person listed in the first paragraph of Rule 506(d)(1).

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6.29            Brokerage Fees. Except for the Placement Agent, and except as disclosed on Section 6.29 of the Disclosure Schedules, there is no Person acting on behalf of the Company who is entitled to or has any claim for any financial advisory, brokerage or finder’s fee or commission in connection with the execution of this Agreement or the consummation of the transactions contemplated hereby.

ARTICLE VII

COVENANTS

7.1            Best Efforts. Each party shall use its best efforts to timely satisfy each of the conditions to be satisfied by it as provided in ARTICLE VIII and ARTICLE IX of this Agreement.

7.2            Form D. If required by applicable Law, the Company agrees to file a Form D with respect to the Securities as required under Regulation D of the Securities Act and to provide a copy thereof to the Placement Agent. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Securities, or obtain an exemption for the Stock for sale to each of the Buyers at Closing pursuant to this Agreement under applicable securities or “Blue Sky” Laws of the states of the United States, and shall provide evidence of any such action so taken to the Placement Agent and to any Buyer upon request.

7.3            Affirmative Covenants.

(a)            Reporting Status; Listing. So long as any Buyer owns, legally or beneficially any of the Stock, the Company shall: (i) file in a timely manner all reports required to be filed under the Securities Act, the Exchange Act or any securities Laws and regulations thereof applicable to the Company of any state of the United States, or by the rules and regulations of the Principal Trading Market, and, if not otherwise publicly available, to provide a copy thereof to the Placement Agent and to a Buyer upon request; (ii) not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would otherwise permit such termination; (iii) if required by the rules and regulations of the Principal Trading Market, promptly secure the listing of the Conversion Stock upon the Principal Trading Market (subject to official notice of issuance) and, take all reasonable action under its control to maintain the continued listing, quotation and trading of its Common Stock on the Principal Trading Market, and the Company shall comply in all respects with the Company’s reporting, filing and other Obligations under the bylaws or rules of the Principal Trading Market, the Financial Industry Regulatory Authority, Inc. and such other Governmental Authorities, as applicable.

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(b)            Rule 144. With a view to making available to each Buyer the benefits of Rule 144 under the Securities Act (“Rule 144”), or any similar rule or regulation of the SEC that may at any time permit Buyers to sell any of the Securities to the public without registration, the Company represents and warrants that: (i) the Company is, and has been for a period of at least ninety (90) days immediately preceding the date hereof, subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (ii) the Company has filed all required reports under Section 13 or 15(d) of the Exchange Act, as applicable, during the twelve (12) months preceding the Closing Date (or for such shorter period that the Company was required to file such reports); (iii) the Company is not an issuer defined as a “Shell Company” (as hereinafter defined); and (iv) if the Company has, at any time, been an issuer defined as a Shell Company, the Company has: (A) not been an issuer defined as a Shell Company for at least six (6) months prior to the Closing Date; and (B) has satisfied the requirements of Rule 144(i) (including, without limitation, the proper filing of “Form 10 information” at least six (6) months prior to the Closing Date). For the purposes hereof, the term “Shell Company” shall mean an issuer that meets the description set forth under Rule 144(i)(1)(i). In addition, so long as any Buyer owns, legally or beneficially, any of the Securities, the Company shall, at its sole expense:

(i)            make, keep and ensure that adequate current public information with respect to the Company, as required in accordance with Rule 144, is publicly available;

(ii)            furnish to each Buyer, promptly upon reasonable request: (A) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act; and (b) such other information as may be reasonably requested by each Buyer to permit each Buyer to sell the Securities pursuant to Rule 144 without limitation or restriction; and

(iii)            promptly at the request of each Buyer, give the Company’s transfer agent instructions to the effect that, upon the transfer agent’s receipt from any Buyer of a certificate (a “Rule 144 Certificate”) certifying that such Buyer’s holding period (as determined in accordance with the provisions of Rule 144) for any portion of the Stock or the Conversion Stock which such Buyer proposes to sell (the “Securities Being Sold”) is not less than six (6) months, and receipt by the transfer agent of the “Rule 144 Opinion” (as hereinafter defined) from the Company or its counsel (or from such Buyer and its counsel as permitted below), the transfer agent is to effect the transfer of the Securities Being Sold and issue to such Buyer or transferee(s) thereof one or more stock certificates representing the transferred Securities Being Sold or other evidence of issuance by direct registration without any restrictive legend and without recording any restrictions on the transferability of such Securities Being Sold on the transfer agent’s books and records. In this regard, upon each Buyer’s request, the Company shall have an affirmative obligation to cause its counsel to promptly issue to the transfer agent a legal opinion providing that, based on the Rule 144 Certificate, the Securities Being Sold were or may be sold, as applicable, pursuant to the provisions of Rule 144, even in the absence of an effective registration statement (the “Rule 144 Opinion”). If the transfer agent requires any additional documentation in connection with any proposed transfer by any Buyer of any Securities Being Sold, the Company shall promptly deliver or cause to be delivered to the transfer agent or to any other Person, all such additional documentation as may be necessary to effectuate the transfer of the Securities Being Sold and the issuance of an unlegended certificate or other evidence of issuance by direct registration to any transferee thereof, all at the Company’s expense.

(c)            Matters With Respect to Securities and Transfer Agent.

(i)            Removal of Restrictive Legends. In the event that any Buyer has any Securities bearing any restrictive legends, and such Buyer, through its counsel or other representatives, submits to the Company’s transfer agent (“Transfer Agent”) any such shares for the removal of the restrictive legends thereon, whether in connection with a sale of such shares pursuant to any exemption to the registration requirements under the Securities Act, or otherwise, and the Company and or its counsel refuses or fails for any reason (except to the extent that such refusal or failure is based solely on applicable Law that would prevent the removal of such restrictive legends) to render an opinion of counsel or any other documents or certificates required for the removal of the restrictive legends, then the Company hereby agrees and acknowledges that such Buyer is hereby irrevocably and expressly authorized to have counsel to such Buyer render any and all opinions and other certificates or instruments which may be required for purposes of removing such restrictive legends, and the Company hereby irrevocably authorizes and directs the Transfer Agent to, without any further confirmation or instructions from the Company, issue any such shares without restrictive legends as instructed by such Buyer, and surrender to a common carrier for overnight delivery to the address as specified by such Buyer, certificates or other evidence of issuance by direct registration, registered in the name of such Buyer or its designees, representing the Securities to which such Buyer is entitled, without any restrictive legends and otherwise freely transferable on the books and records of the Company.

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(ii)            Authorized Agent of the Company. The Company hereby irrevocably appoints each Buyer and each Buyer’s counsel and its representatives, each as the Company’s duly authorized agent and attorney-in-fact for the Company for the purposes of authorizing and instructing the Transfer Agent to process issuances, transfers and legend removals upon instructions from each Buyer, or any counsel or representatives of each Buyer, consistent with this Section 7.3(c). The authorization and power of attorney granted hereby is coupled with an interest and is irrevocable so long as any Buyer owns or has the right to receive, any Securities. In this regard, the Company hereby confirms to the Transfer Agent and each Buyer that it can NOT and will NOT give instructions, including stop orders or otherwise, inconsistent with the terms of this Section 7.3(c) with regard to the matters contemplated herein, and that each Buyer shall have the absolute right to provide a copy of this Agreement to the Transfer Agent as evidence of the Company’s irrevocable authority for each Buyer and Transfer Agent to process issuances, transfers and legend removals upon instructions from each Buyer, or any counsel or representatives of each Buyer, in each case as specifically contemplated in this Section 7.3(c), without any further instructions, orders or confirmations from the Company.

(iii)            Injunction and Specific Performance. The Company specifically acknowledges and agrees that in the event of a breach or threatened breach by the Company of any provision of this Section 7.3(c), each Buyer will be irreparably damaged and that damages at law would be an inadequate remedy if this Agreement were not specifically enforced.  Therefore, in the event of a breach or threatened breach of any provision of this Section 7.3(c) by the Company, each Buyer shall be entitled to obtain, in addition to all other rights or remedies such Buyer may have, at law or in equity, an injunction restraining such breach, without being required to show any actual damage or to post any bond or other security, and/or to a decree for specific performance of the provisions of this Section 7.3(c).

7.4            Use of Proceeds. The Company shall use the net proceeds from the sale of the Stock for research and development, acquisitions, and working capital and general corporate purposes, including payment of general and administrative expenses.

7.5            Fees and Expenses. The Company agrees to pay to each Buyer (or any designee or agent of the Buyers), upon demand, or to otherwise be responsible for the payment of, any and all costs, fees, charges and expenses, including the reasonable fees, costs, expenses and disbursements of counsel for any Buyer, the Placement Agent and of any experts and agents, which any Buyer may incur or which may otherwise be due and payable in connection with: (i) any documentary stamp taxes, intangibles taxes, recording fees, filing fees, or other similar taxes, fees or charges imposed by or due to any Governmental Authority in connection with this Agreement or any other Transaction Documents; (ii) the exercise or enforcement of any of the rights of any Buyer under this Agreement or the Transaction Documents; or (iii) the failure by the Company to perform or observe any of the provisions of this Agreement or any of the Transaction Documents. The provisions of this Subsection shall survive the termination of this Agreement.

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7.6            Public Disclosure of Buyers. The Company shall not publicly disclose the name of any Buyer, or include the name of any Buyer in any filing with the SEC or any regulatory agency or Principal Trading Market, without the prior written consent of such Buyer except: (a) as required by federal securities law in connection with any registration statement contemplated by the Registration Rights Agreement, or (b) to the extent such disclosure is required by Law or Principal Trading Market regulations, in which case the Company shall provide Buyers with prior written notice of such disclosure permitted under this clause (b), and, at the Company’s expense, if requested by Buyer(s), seek confidential treatment or a protective order therefor.

ARTICLE VIII

CONDITIONS PRECEDENT TO THE COMPANY’S OBLIGATIONS TO SELL

The obligation of the Company hereunder to issue and sell shares of Stock to a Buyer at each Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

8.1            The Buyer shall have executed the Transaction Documents that require the Buyer’s execution, and delivered them to the Company.

8.2            The Buyer shall have paid the Buyer’s Purchase Price into the Company’s escrow account held with the Escrow Agent, which payment will be released from such escrow account to the Company, net of agreed upon payments to third parties, upon the joint written instructions of the Company and the Placement Agent in accordance with the Escrow Agreement.

8.3            The Buyer’s representations and warranties shall be true and correct in all material respects as of the date when made and as of the applicable Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer at or prior to the applicable Closing Date.

8.4            No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

8.5            Trading in the Common Stock shall not have been suspended by the SEC or any Principal Trading Market (except for any suspensions of trading of not more than one trading day solely to permit dissemination of material information regarding the Company) at any time since the date of execution of this Agreement.

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ARTICLE IX

CONDITIONS PRECEDENT TO A BUYER’S OBLIGATIONS TO PURCHASE

The obligation of a Buyer hereunder to purchase shares of Stock at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions (in addition to any other conditions precedent elsewhere in this Agreement), provided that these conditions are for the Buyer’s sole benefit and may be waived by the Buyer at any time in its sole discretion:

9.1            The Company shall have executed and delivered the Transaction Documents and delivered the same to the Placement Agent.

9.2            The Company shall have delivered to the transfer agent for the Series A Preferred Stock instructions and all such other documents required by the transfer agent to issue in the name of such Buyer or the Buyer’s designee the number of shares of Stock that such Buyer is purchasing.

9.3            The representations and warranties of the Company shall be true and correct in all material respects (except to the extent that any of such representations and warranties are already qualified as to materiality in ARTICLE VI above, in which case, such representations and warranties shall be true and correct in all respects without further qualification) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date. The Placement Agent shall have received a certificate, executed by the Chief Executive Officer or Chief Financial Officer of the Company, dated as of the Closing Date, to the foregoing effect.

9.4            The Company shall have delivered to the Placement Agent a certificate evidencing the formation and good standing of the Company in its jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction of formation as of a date within twenty (20) days of the Closing Date.

9.5            The Company shall have delivered to the Placement Agent (i) a certified copy of the Articles of Incorporation of the Company, as certified by the Secretary of State of the Company’s jurisdiction of incorporation within (20) days of the Closing Date, and (ii) a certified copy of the Certificate of Designation, as certified by the Secretary of State of the Company’s jurisdiction of incorporation.

9.6            The Company shall have delivered to the Placement Agent a certificate or other reasonably acceptable evidence of the Company’s qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which the Company conducts business and is required to so qualify, as of a date within twenty (20) days of the Closing Date.

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9.7            The Company shall have delivered to the Placement Agent a certificate, in the form acceptable to the Placement Agent, executed by the Secretary of the Company dated as of the Closing Date, as to (i) the resolutions consistent with Section 6.3 as adopted by the Company’s board of directors, (ii) the Articles of Incorporation of the Company, and (iii) the Bylaws of the Company as in effect at the Closing.

9.8            The Company shall have obtained all governmental, regulatory or third party consents and approvals necessary for the sale of the Stock.

9.9            No event or series of events shall have occurred with respect to the Company that resulted, or could reasonably be expected to result, in a Material Adverse Effect.

ARTICLE X

INDEMNIFICATION

10.1            Company’s Obligation to Indemnify. In consideration of the Buyers’ execution and delivery of this Agreement and acquiring the Stock hereunder, and in addition to all of the Company’s other obligations under this Agreement, the Company hereby agrees to defend and indemnify each Buyer and each Buyer’s Affiliates and subsidiaries, and their respective directors, officers, employees, agents and representatives, and the successors and assigns of each of them (collectively, the “Buyer Indemnified Parties”) and the Company does hereby agree to hold the Buyer Indemnified Parties harmless, from and against any and all Claims made, brought or asserted against the Buyer Indemnified Parties, or any one of them, and the Company hereby agrees to pay or reimburse the Buyer Indemnified Parties upon demand for any and all Claims payable by any of the Buyer Indemnified Parties to any Person, including reasonable attorneys’ and paralegals’ fees and expenses, court costs, settlement amounts, costs of investigation and interest thereon from the time such amounts are due at the highest non-usurious rate of interest permitted by applicable Law, through all negotiations, mediations, arbitrations, trial and appellate levels, as a result of, or arising out of, or relating to: (i) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement, the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby; (ii) any breach of any covenant, agreement or Obligation of the Company contained in this Agreement, the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby; or (iii) any Claims brought or made against the Buyer Indemnified Parties, or any one of them, by any Person and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement, the Transaction Documents or any other instrument, document or agreement executed pursuant hereto or thereto, any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Stock, or the status of the Buyers of any of the Stock, as a buyer and holder of such Stock. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Claims covered hereby, which is permissible under applicable Law. The Company will not be liable or obligated to any Buyer under this indemnity: (i) for any settlement by a Buyer in connection with any Claim effected without the Company’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed; or (ii) to the extent, but only to the extent, that a Claim is attributable to any Buyer’s breach of any of the representations, warranties, covenants or agreements made by such Buyer in this Agreement or in the other Transaction Documents.

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ARTICLE XI

MATTERS RELATING TO THE BUYERS

11.1            Independent Nature of Buyers’ Obligations and Rights. The obligations of each Buyer under this Agreement and the Transaction Documents are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any one or more of the Transaction Documents. Except as otherwise disclosed by any Buyer to the Company in writing in accordance with Section 13.1, each Buyer acknowledges that unless such Buyer’s purchase of shares of Stock is being effected by a third party manager using a discretionary account for such Buyer, no other Buyer has acted as agent for such Buyer in connection with making its investment hereunder and that no Buyer will be acting as agent of such other Buyer in connection with monitoring its investment in the Stock or enforcing its rights under the Transaction Documents. Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any Proceeding for such purpose. The Company and each of the Buyers acknowledge that, for reasons of administrative convenience the Company has elected to provide each of the Buyers with the same Transaction Documents for the purpose of closing a transaction with multiple Buyers and not because it was required or requested to do so by any Buyer. In furtherance of the foregoing, and not in limitation thereof, the Company and each Buyer acknowledges that nothing contained in this Agreement or in any Transaction Document, and no action taken by any Buyer pursuant thereto, shall be deemed to constitute any two or more Buyers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Notwithstanding the foregoing, the Buyers may, without violating or contradicting any of the above, appoint a Buyer or Buyers or a third party to act as a representative or representatives of the Buyers for purposes of monitoring and enforcing the Transaction Documents.

11.2            Equal Treatment of Buyers. No consideration shall be offered or paid to any Buyer to amend or consent to a waiver or modification of any provision of any of the Transaction Documents, unless the same consideration is also offered to all of the other Buyers who are parties to the Transaction Documents.

ARTICLE XII

TERMINATION

12.1            Termination. This Agreement may be terminated prior to the Initial Closing (i) by mutual written agreement of the Required Buyers and the Company and notice to the Escrow Agent and Placement Agent, or (ii) by either the Company or a Buyer (as to itself but for no other Buyer) upon written notice to the other and the Escrow Agent and Placement Agent, if the Initial Closing shall not have taken place by 3:30 p.m. Eastern Time on November 5, 2021, or such later date as approved by the Company’s board of directors and the Placement Agent, but in no event later than November 20, 2021 (the “Outside Closing Date”); provided, that the right to terminate this Agreement under this Section 12.1 shall not be available to any party whose failure to comply with its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such time.

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12.2            Consequences of Termination. Upon the termination of this Agreement, if any the funds deposited by a Buyer are still in escrow with the Escrow Agent, the Company and the Placement Agent, time being of the essence, shall jointly instruct the Escrow Agent to return those funds to such Buyer in accordance with the Escrow Agreement. No termination of this Agreement shall release any party from any liability for breach by such party of the terms and provisions of this Agreement or the other Transaction Documents.

ARTICLE XIII

MISCELLANEOUS

13.1            Notices. All notices of request, demand and other communications hereunder shall be addressed to the parties as follows:

If to the Company:	Interlink Electronics, Inc.
1 Jenner, Suite 200
Irvine, California 92618
Attention: Steven N. Bronson
Email: sb@iefsr.com

With a copy to:	Stubbs Alderton & Markiles, LLP
15260 Ventura Boulevard, 20th Floor
Sherman Oaks, California 91403
Attention: John McIlvery
Email: jmcilvery@stubbsalderton.com

If to the Buyers:	To each Buyer based on the information set forth in the Schedule of Buyers attached hereto unless the address is changed by the party by like notice given to the other parties. Notice shall be in writing and shall be deemed delivered: (i) if mailed by certified mail, return receipt requested, postage prepaid and properly addressed to the address below, then three (3) business days after deposit of same in a regularly maintained U.S. Mail receptacle; or (ii) if mailed by Federal Express, UPS or other nationally recognized overnight courier service, next business morning delivery, then one (1) business day after deposit of same in a regularly maintained receptacle of such overnight courier; or (iii) if hand delivered, then upon hand delivery thereof to the address indicated on or prior to 5:00 p.m., New York City time, on a business day. Any notice hand delivered after 5:00 p.m., New York City time, shall be deemed delivered on the following business day. Notwithstanding the foregoing, notice, consents, waivers or other communications referred to in this Agreement may be sent by e-mail or other method of delivery, but shall be deemed to have been delivered only when the sending party has confirmed (by reply e-mail or some other form of written confirmation from the receiving party) that the notice has been received by the other party.

13.2            Entire Agreement. This Agreement, including the Exhibits and Schedules attached hereto and the documents delivered pursuant hereto, including the Transaction Documents, set forth all the promises, covenants, agreements, conditions and understandings between the parties hereto with respect to the subject matter hereof and thereof, and supersede all prior and contemporaneous agreements, understandings, inducements or conditions, expressed or implied, oral or written, except as contained herein and in the Transaction Documents; provided, however, except as explicitly stated herein, nothing contained in this Agreement or any other Transaction Document shall (or shall be deemed to) (i) have any effect on any agreements any Buyer has entered into as a party with, or any instruments any Buyer has received from, the Company prior to the date hereof with respect to any prior investment made by such Buyer in the Company, or (ii) waive, alter, modify or amend in any respect any obligations of the Company, or any rights of or benefits to any Buyer or any other Person, in any agreement entered into prior to the date hereof between or among the Company and any Buyer, or any instruments any Buyer received from the Company prior to the date hereof, and all such agreements and instruments shall continue in full force and effect.

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13.3            Successors and Assigns. This Agreement, and any and all rights, duties and obligations hereunder, shall not be assigned, transferred, delegated or sublicensed by the Company without the prior written consent of each Buyer. Subject to the foregoing and except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

13.4            Binding Effect. This Agreement shall be binding upon the parties hereto, their respective successors, indemnitees and permitted assigns.

13.5            Amendment. Except as specifically set forth herein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. For clarification purposes, the Recitals are part of this Agreement. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Required Buyers. Any amendment to any provision of this Agreement made in conformity with the provisions of this Section 13.5 shall be binding on all Buyers and holders of shares of Stock, as applicable, provided that no such amendment shall be effective to the extent that it (1) applies to less than all of the holders of shares of Stock then outstanding, or (2) adversely affects the rights hereunder of any Buyer in a manner disproportionate to any adverse effect such amendment would have on the rights of the other Buyers, unless such Buyer provides its prior written consent to such amendment. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party, provided that the Required Buyers may waive any provision of this Agreement, and any waiver of any provision of this Agreement made in conformity with the provisions of this Section 13.5 shall be binding on all Buyers and holders of shares of Stock, as applicable, provided that no such waiver shall be effective to the extent that it (1) applies to less than all of the holders of the shares of Stock then outstanding (unless a party gives a waiver as to itself only), or (2) adversely affects the rights hereunder of any Buyer in a manner disproportionate to any adverse effect such waiver would have on the rights of the other Buyers, unless that Buyer provides its prior written consent to such waiver. The Company expressly acknowledges and agrees that no due diligence or other investigation or inquiry conducted by a Buyer, any of its advisors or any of its representatives shall affect such Buyer’s right to rely on, or shall modify or qualify in any manner or be an exception to any of, the Company’s representations and warranties contained in this Agreement or any other Transaction Document. “Required Buyers” means Buyers holding and/or subscribing hereunder for a majority of the shares of Stock issued by the Company as of the conclusion of the final Closing pursuant to this Agreement.

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13.6            Gender and Use of Singular and Plural. All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the party or parties or their personal representatives, successors and assigns may require.

13.7            Execution. This Agreement may be executed in one or more counterparts, all of which taken together shall be deemed and considered one and the same Agreement, and same shall become effective when counterparts have been signed by each party and each party has delivered its signed counterpart to the other party. A digital reproduction, portable document format (“.pdf”) or other reproduction of this Agreement may be executed by one or more parties hereto and delivered by such party by electronic signature (including signature via DocuSign or similar services), electronic mail or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes.

13.8            Headings. The article and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of the Agreement.

13.9            Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the State of New York, County of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of New York, County of New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If either party shall commence an action or proceeding to enforce any provision of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

13.10            Further Assurances. The parties hereto will execute and deliver such further instruments and do such further acts and things as may be reasonably required to carry out the intent and purposes of this Agreement.

13.11            Survival. The representations and warranties contained herein, Sections 7.3, 7.4, 7.5, 7.6, 10.1, 13.9, 13.14, 13.16, 13.17, and this Section shall survive the Closing and the delivery of the Stock. Each Buyer shall be responsible only for its own representations, warranties and covenants hereunder.

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13.12            Time is of the Essence. The parties hereby agree that time is of the essence with respect to performance of each of the parties’ Obligations under this Agreement. The parties agree that in the event that any date on which performance is to occur falls on a Saturday, Sunday or state or national holiday, then the time for such performance shall be extended until the next business day thereafter occurring.

13.13            Joint Preparation. The preparation of this Agreement has been a joint effort of the parties and the resulting documents shall not, solely as a matter of judicial construction, be construed more severely against one of the parties than the other.

13.14            Severability. If any one of the provisions contained in this Agreement, for any reason, shall be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, and this Agreement shall remain in full force and effect and be construed as if the invalid, illegal or unenforceable provision had never been contained herein.

13.15            No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors, indemnitees and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

13.16            WAIVER OF JURY TRIAL. THE BUYERS AND THE COMPANY, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES, IRREVOCABLY, THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT OR ANY OTHER AGREEMENT EXECUTED OR CONTEMPLATED TO BE EXECUTED IN CONJUNCTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT OR COURSE OF DEALING IN WHICH THE BUYERS AND THE COMPANY ARE ADVERSE PARTIES. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE BUYERS TO PURCHASE THE SHARES.

13.17            Compliance with Federal Law. The Company shall: (i) ensure that no Person who owns a controlling interest in or otherwise controls the Company is or shall at any time be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the Office of Foreign Assets Control (“OFAC”), the Department of the Treasury, included in any Executive Orders or in any other similar lists of any Governmental Authority; (ii) not use or permit the use of the proceeds of the purchase of the Stock to violate any of the foreign asset control regulations of OFAC or any enabling statute, Executive Order relating thereto or any other requirements or restrictions imposed by any Governmental Authority; and (iii) comply with all applicable Lender Secrecy Act laws and regulations, as amended.

[SIGNATURES ON THE FOLLOWING PAGE]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year set forth above.

“COMPANY”

INTERLINK ELECTRONICS, INC., a Nevada corporation

By:	/s/ Steven N. Bronson
Steven N. Bronson
Chief Executive Officer

BUYERS:

See Signature pages for each Buyer attached.

Company Signature Page to Securities Purchase Agreement

BUYER SIGNATURE PAGE FOR SECURITIES PURCHASE AGREEMENT
WITH INTERLINK ELECTRONICS, INC.

(Individual Buyer Signature Pages Omitted)

By its execution below, the undersigned Buyer hereby acknowledges and agrees to the terms set forth in the Securities Purchase Agreement to which this signature page is attached.

FOR ENTITY INVESTORS:	FOR INDIVIDUAL INVESTORS:

Signature:
[Name of Entity]	Name:

By:	Signature:
Name:	Name:
Title:

WORK ADDRESS:	HOME ADDRESS:

Attention:	Phone:
Phone:	SSN:
Fax:
E-mail:
Taxpayer ID#:

Select and complete one of the following:

☐	Number of shares of Stock to be Purchased:	;

OR

☐	Aggregate Purchase Price for shares of Stock to be Purchased:	$

Buyer Signature Page to Securities Purchase Agreement

BUYER ADDENDUM RE ESCROW

(this information is required)

(Print Name of Buyer)

By signing the Securities Purchase Agreement, the above named Buyer hereby certifies and confirms that: In the event that the Escrow Agent makes a disbursement to the Buyer, which may or may not occur, the Buyer hereby confirms that such disbursement is to be made by wire transfer using the following wire transfer instructions. The Escrow Agent, the Company and the Placement Agent can rely on this confirmation and the Buyer will not revoke this confirmation unless the Buyer confirms to the Company on this form, replacement wire transfer instructions at least two (2) Business Days before revoking this confirmation. The Company may instruct the Escrow Agent to, or the Escrow Agent may on its own, withhold any such disbursement until the Company is reasonably satisfied and the Escrow Agent is satisfied in its sole discretion with the instructions and procedures for making such disbursement.

Bank Name:

Bank Address:

ABA Number:

Account Number:

Account Name:

Reference:

Escrow Addendum

SCHEDULE OF BUYERS

Omitted

Schedule of Buyers

EXHIBIT A

Registration Rights Agreement

(Omitted and Filed as Exhibit 10.2 to Form 8-K)

Exhibit A

Execution Copy

EXHIBIT B

ESCROW AGREEMENT

ESCROW AGREEMENT

THIS AGREEMENT (this “Agreement”) is entered into effective as of September 15, 2021 by and between Interlink Electronics, Inc., a Nevada corporation (the “Issuer”), Advisory Group Equity Services, Ltd., a Massachusetts corporation (the “Placement Agent”) and U.S. Bank National Association (the “Escrow Agent”), a national banking association.

RECITALS

A.           The Issuer has retained the Placement Agent, a registered broker, to sell up to Six Hundred Thousand (600,000) shares of Series A Preferred Stock, par value $0.01 per share (the “Shares”), at $25.00 per Share on a “best efforts” basis, pursuant to a Securities Purchase Agreement to be entered into by and between the Issuer and each Subscriber party thereto on or before the initial closing in substantially the form attached hereto as Exhibit C (the “Purchase Agreement”) and in accordance with applicable state and Federal laws and regulations (the “Offering”).

B.            In accordance with the Purchase Agreement, each subscriber to the Shares (to the extent having deposited funds with Escrow Agent, the “Subscribers” and individually, a “Subscriber”) will be required to submit full payment for their respective investments to Placement Agent at the time they sign the Purchase Agreement and prior to the Issuer’s acceptance of the subscription, and all payments received by Placement Agent in connection with subscriptions for Shares shall be promptly forwarded to Escrow Agent.

C.            Escrow Agent has agreed to accept, hold, and disburse (in respect of each Closing) funds deposited with it and the earnings thereon in accordance with the terms of this Escrow Agreement unless and until Escrow Agent is required to pay and return such proceeds to the Subscribers upon the terms hereinafter provided.

NOW THEREFORE, for good and valuable consideration, the parties agree as follows:

1.            Definitions. The following terms shall have the following meanings when used herein:

“Cash Investment” shall mean the number of Shares to be purchased by any Subscriber multiplied by the offering price per Share as set forth in the Subscription Accounting.

“Cash Investment Instrument” shall mean (a) a check, money order or similar instrument, made payable to or endorsed to Escrow Agent in the manner described in Section 3(c) hereof, in full payment for the Shares to be purchased by any Subscriber or (b) immediately available funds sent by wire transfer in accordance with the Escrow Agent Wire Instructions.

“Closing” shall have the meaning set forth in the Purchase Agreement as timely identified in writing to Escrow Agent by the Issuer Representative.

Exhibit B-1

“Escrow Agent Wire Instructions” means those wire instructions provided by the Escrow Agent in writing to Issuer and/or Placement Agent from time to time.

“Escrow Funds” shall mean the funds deposited with the Escrow Agent pursuant to this Escrow Agreement.

“Expiration Date” shall mean the Outside Closing Date (as such term is defined in the Purchase Agreement and timely identified in writing to Escrow Agent by the Issuer Representative).

“Issuer Representative” shall mean the person(s) so designated on Schedule C hereto or any other person designated in a writing signed by Issuer and delivered to Escrow Agent and the Placement Agent Representative in accordance with the notice provisions of this Agreement, to act as its representative under this Agreement.

“Joint Written Direction” shall mean a written direction executed by the Representatives and directing Escrow Agent to disburse all or a portion of the Escrow Funds or to take or refrain from taking any other action pursuant to this Agreement.

“Placement Agent Representative” shall mean the person(s) so designated on Schedule C hereto or any other person designated in a writing signed by Placement Agent and delivered to Escrow Agent and the Issuer Representative in accordance with the notice provisions of this Agreement, to act as its representative under this Agreement.

“Representatives” shall mean the Issuer Representative and the Placement Agent Representative.

“Subscription Accounting” shall mean an accounting of all subscriptions for Shares received and accepted by Placement Agent as of the date of such accounting, indicating for each subscription the Subscriber’s name, social security number and address, the number and total purchase price of subscribed Shares, the date of receipt by Placement Agent of the Cash Investment Instrument, and notations of any nonpayment of the Cash Investment Instrument submitted with such subscription, any withdrawal of such subscription by the Subscriber, any rejection of such subscription by Placement Agent, or other termination, for whatever reason, of such subscription.

2.            Appointment of and Acceptance by Escrow Agent. Issuer and Placement Agent hereby appoint Escrow Agent to serve as escrow agent hereunder, and Escrow Agent hereby accepts such appointment in accordance with the terms of this Escrow Agreement.

3.            Deposits.

a.            The Issuer and that Placement Agent will direct each Subscriber to forward all Cash Investment Instruments to Placement Agent. All Cash Investment Instruments shall be made payable to the order of, or endorsed to the order of, “U.S. Bank National Association/Interlink Electronics, Inc. - Escrow Account,” and Escrow Agent shall not be obligated to accept on Issuer’s behalf, or present for payment, any Cash Investment Instrument that is not payable or endorsed in that manner.

Exhibit B-2

b.            Upon receipt by Placement Agent of any Cash Investment Instrument for the purchase of Shares, Placement Agent shall forward to Escrow Agent the Cash Investment Instrument to be held uninvested in the non-interest-bearing escrow account of the Escrow Agent described on Exhibit A hereto. Each such deposit by Placement Agent shall constitute Placement Agent’s warranty that the applicable sale of Shares occurred prior to the Expiration Date and shall be accompanied by the following documents:

(i)	a report containing such Subscriber’s name, social security number or taxpayer identification number, address and other information required for withholding purposes; and

(ii)	a Subscription Accounting.

All funds so deposited shall remain the property of the Subscribers according to their respective interests and shall not be subject to any lien or charge by Escrow Agent or by judgment or creditors' claims against Issuer until released or eligible to be released to Issuer in accordance with Section 4 hereof.

c.            Escrow Agent shall have the right in its sole discretion to reject deposits from any Subscriber. Placement Agent and Issuer understand and agree that all Cash Investment Instruments received by Escrow Agent hereunder are subject to collection requirements of presentment and final payment, and that the funds represented thereby cannot be drawn upon or disbursed until final payment has been made and is no longer subject to dishonor. Upon receipt, Escrow Agent shall process each Cash Investment Instrument for collection, and the proceeds thereof shall be held as part of the Escrow Funds until disbursed in accordance with this Agreement. If, upon presentment for payment, any Cash Investment Instrument is dishonored, Escrow Agent’s sole obligation shall be to notify Placement Agent of such dishonor and to return such Cash Investment Instrument to Placement Agent. Notwithstanding the foregoing, if for any reason any Cash Investment Instrument is uncollectible after payment or disbursement of the funds represented thereby has been made by Escrow Agent, Issuer shall immediately reimburse Escrow Agent upon receipt from Escrow Agent of written notice thereof.

d.            Upon receipt of any Cash Investment Instrument that represents payment of an amount less than or greater than the Cash Investment, Escrow Agent's sole obligation shall be (i) in the case of receipt of an amount less than the Cash Investment, to notify Issuer and Placement Agent of such fact and to return such Cash Investment Instrument to Placement Agent, and (ii) in the case of receipt of an amount greater than the Cash Investment, to notify Issuer and Placement Agent of such fact and either to return such Cash Investment Instrument in its entirety to Placement Agent or return excess funds greater than the Cash Investment to Placement Agent in either case as directed by the Placement Agent in writing.

4.            Disbursement upon receipt of Joint Written Direction. Subject to the limitations set forth in this Section 4, Escrow Agent shall, at each applicable Closing and upon receipt of a Joint Written Direction to do so, pay to Issuer the liquidated value of the Escrow Funds then in the Escrow Account by wire transfer, following receipt of the following documents:

a.            Subscription Accounting;

Exhibit B-3

b.            A Certification, signed by the Issuer and the Placement Agent, that: (i) based upon the Subscription Accounting maintained by the Placement Agent and Issuer and the reports of receipts provided by Escrow Agent, all sums necessary to complete the Offering (or portion thereof) at that Closing have been met and received from the Subscribers; (ii) all other conditions necessary to the disbursement of the funds to the Issuer under the Purchase Agreement have been satisfied; (iii) neither the Issuer nor the Placement Agent has received any notice from any court, regulatory agency or other tribunal or administrative body having jurisdiction with respect to the Purchase Agreement or subscriptions referred to herein that a stop or similar order has been issued or threatened as of the date of such certification; and (iv) the Subscribers have been or will promptly be notified of the transfer of funds; and

c.            Such other certificates, notices or other documents as Escrow Agent shall reasonably require.

Prior to any disbursement, Escrow Agent must receive reasonable identifying information regarding the recipient such that Escrow Agent may comply with its regulatory obligations and reasonable business practices, including without limitation a completed United States Internal Revenue Service (“IRS”) Form W-9 or Form W-8, as applicable. All disbursements of Escrow Funds to the Issuer shall be subject to the fees and claims of Escrow Agent and the Indemnified Parties pursuant to this Agreement.

5.            Rejection of Any Subscription or Termination of the Offering. No later than fifteen (15) business days after receipt by Escrow Agent of written notice (i) from Issuer or Placement Agent that Issuer intends to reject a Subscriber’s subscription, (ii) from Issuer or Placement Agent that there will be no closing of the sale of Shares to Subscribers, or (iii) from the Securities and Exchange Commission or any other federal or state regulatory authority that a stop or similar order has been issued with respect to the Offering and has remained in effect for at least twenty (20) days, Escrow Agent shall pay to the applicable Subscriber(s), by wire or bank check sent via overnight mail or by first-class mail, the amount of the Cash Investment paid by each Subscriber.

6.            Termination or Expiration of Offering Period. In the event that the Issuer and the Placement Agent advise the Escrow Agent in writing that the Offering has been terminated (such writing, the “Termination Notice”), the Escrow Agent shall promptly return the funds paid by each Subscriber to said Subscriber without interest or offset. Notwithstanding anything to the contrary contained herein, if Escrow Agent shall not have received a Joint Written Direction pursuant to Section 4 or a Termination Notice pursuant to this Section on or before the Expiration Date, Escrow Agent shall promptly (but no later than five (5) business days after such Expiration Date and without any further instruction or direction from Placement Agent or Issuer, return to each Subscriber, by bank check and via overnight mail or first-class mail, the Cash Investment made by such Subscriber, together with interest thereon, if any. The Issuer agrees to promptly inform the Subscribers in writing why funds are being returned.

Exhibit B-4

7.            Suspension of Performance or Disbursement into Court. If, at any time, (i) there shall exist any dispute between Placement Agent, Issuer, Escrow Agent, any Subscriber or any other person with respect to the holding or disposition of all or any portion of the Escrow Funds or any other obligations of Escrow Agent hereunder, or (ii) Escrow Agent is unable to determine, to Escrow Agent’s sole satisfaction, the proper disposition of all or any portion of the Escrow Funds or Escrow Agent’s proper actions with respect to its obligations hereunder, or (iii) Placement Agent and Issuer have not, within thirty (30) days of the furnishing by Escrow Agent of a notice of resignation pursuant to Section 12 hereof, appointed a successor Escrow Agent to act hereunder, then Escrow Agent may, in its sole discretion, take either or both of the following actions:

a.            suspend the performance of any of its obligations (including without limitation any disbursement obligations) under this Escrow Agreement until such dispute or uncertainty shall be resolved to the sole satisfaction of Escrow Agent or until a successor Escrow Agent shall have been appointed (as the case may be).

b.            petition (by means of an interpleader action or any other appropriate method) any court of competent jurisdiction in any venue convenient to Escrow Agent, for instructions with respect to such dispute or uncertainty, and to the extent required or permitted by law, pay into such court all funds held by it in the Escrow Funds, for holding and disposition in accordance with the instructions of such court. Escrow Agent shall have no liability to Placement Agent, Issuer, any Subscriber or any other person with respect to any such suspension of performance or disbursement into court, specifically including any liability or claimed liability that may arise, or be alleged to have arisen out of or as a result of any delay in the disbursement of the Escrow Funds or any delay in or with respect to any other action required or requested of Escrow Agent.

8.            Responsibilities and Obligations of Escrow Agent.

a.            Escrow Agent assumes no responsibilities, obligations, or liabilities except those expressly provided for in this Agreement as follows:

(i)	The Escrow Agent undertakes to perform only such duties as are expressly set forth herein and no duties shall be implied. The Escrow Agent has no fiduciary or discretionary duties of any kind. The Escrow Agent shall have no liability under and no duty to inquire as to the provisions of any agreement other than this Escrow Agreement, including without limitation any other agreement between any or all of the parties hereto or any other persons even though reference thereto may be made herein and whether or not a copy of such agreement has been provided to the Escrow Agent. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith except to the extent that a court of competent jurisdiction determines that the Escrow Agent’s fraud, gross negligence, or willful misconduct substantially caused any loss to the Issuer. Without any limitation of the foregoing, Escrow Agent shall have no responsibility to determine the Issuer’s compliance with any of its obligations with respect to any Broker-Dealer or Subscriber or any other agreement related to the Offering.

(ii)	Notwithstanding anything herein to the contrary, no reference in this Agreement to any other agreement shall be construed or deemed to enlarge the responsibilities, obligations, or liabilities of Escrow Agent set forth in this Agreement, and Escrow Agent is not charged with knowledge of any other agreement.

Exhibit B-5

b.            Escrow Agent shall be protected in relying upon the truth of any statement contained in any requisition, notice, request, certificate, approval, consent or other document, and in acting on any such document, which on its face and without inquiry as to any other facts, appears to Escrow Agent to be genuine and to be signed by the proper party or parties, and is entitled to believe all signatures are genuine and that any person signing any such paper who claims to be duly authorized is in fact so authorized.

c.            Escrow Agent shall be entitled to act on any instruction given in accordance with the terms herein, in writing and signed by a person believed by Escrow Agent to be an authorized signatory of the Issuer or Placement Agent and shall be fully protected in doing so.

d.            Escrow Agent shall be entitled to act in accordance with any court order or other final determination by any governmental authority concerning any matter arising hereunder without determination by the Escrow Agent of such court's jurisdiction in the matter. If any portion of the Escrow Funds is at any time attached, garnished or levied upon under any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting such property or any part thereof, then and in any such event, the Escrow Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree which it is advised by legal counsel selected by it is binding upon it without the need for appeal or other action; and if the Escrow Agent complies with any such order, writ, judgment or decree, it shall not be liable to any of the parties hereto or to any other person or entity by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

e.            Escrow Agent shall have no responsibility for, and makes no representation as to the value, validity or genuineness of any article, asset or document deposited with Escrow Agent in the Escrow Account under this Agreement.

f.             Escrow Agent shall have no responsibility to make payments out of the Escrow Account for any amount in excess of the amount of collected funds deposited in the Escrow Account.

g.            Escrow Agent may execute any of its powers or responsibilities hereunder and exercise any of its rights hereunder either directly or by or through its agents or attorneys. Nothing in this Agreement shall be deemed to impose upon Escrow Agent any duty to qualify to do business or to act as a fiduciary or otherwise in any jurisdiction. Escrow Agent shall not be responsible for and shall not be under a duty to examine or pass upon the validity, binding effect, execution or sufficiency of the Agreement or of any agreement amendatory or supplemental hereto or of any other agreement.

h.            In no event shall Escrow Agent be liable for incidental, indirect, special, consequential or punitive damages or penalties (including, but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such damages or penalty and regardless of the form of action.

Exhibit B-6

i.             Escrow Agent shall not be responsible for delays or failures in performance resulting from acts beyond its control, including without limitation acts of God, strikes, lockouts, riots, acts of war or terror, epidemics, governmental regulations, fire, communication line failures, computer viruses, attacks or intrusions, power failures, earthquakes or other disasters. Escrow Agent shall not be obligated to take any legal action or commence any proceeding in connection with the Escrow Funds, any account in which Escrow Funds are deposited, this Agreement or the Offering, or to appear in, prosecute or defend any such legal action or proceeding or to take any other action that in Escrow Agent’s sole judgment may expose it to potential expense or liability. Escrow Agent may consult legal counsel selected by it in the event of any dispute or question as to the construction of any of the provisions hereof or of any other agreement or of its duties hereunder, or relating to any dispute involving any party hereto, and shall incur no liability and shall be fully indemnified from any liability whatsoever in acting in accordance with the advice of such counsel.

9.            No Investment of Escrow Funds. The Escrow Agent is hereby directed to hold the Escrow Funds uninvested.

10.           Compensation of Escrow Agent.

a.            Fees and Expenses. Issuer shall compensate Escrow Agent for its services hereunder in accordance with Exhibit A attached hereto and, in addition, shall reimburse Escrow Agent for all its reasonable out-of-pocket expenses, including attorneys’ fees, travel expenses, telephone and facsimile transmission costs, postage (including express mail and overnight delivery charges), copying charges and the like. The additional provisions and information set forth on Exhibit A are hereby incorporated by this reference, and form a part of this Escrow Agreement. All the compensation and reimbursement obligations set forth in this Section shall be payable by Issuer upon demand by Escrow Agent. The obligations of Issuer under this Section shall survive any termination of this Escrow Agreement and the resignation or removal of Escrow Agent.

b.            Disbursements from Escrow Funds to Pay Escrow Agent. The Escrow Agent is authorized to, and may, disburse from time to time, to itself or to any Indemnified Party from the Escrow Funds, the amount of any compensation and reimbursement of out-of-pocket expenses due and payable hereunder (including any amount to which Escrow Agent or any Indemnified Party is entitled to seek indemnification pursuant to Section 11 hereof). Escrow Agent shall notify Issuer of any disbursement from the Escrow Funds to itself or to any Indemnified Party in respect of any compensation or reimbursement hereunder and shall furnish to Issuer copies of all related invoices and other statements.

c.            Security and Offset. Issuer hereby grants to Escrow Agent and the Indemnified Parties a security interest in and lien upon the Escrow Funds to secure all obligations hereunder, and Escrow Agent and the Indemnified Parties shall have the right to offset the amount of any compensation or reimbursement due any of them hereunder (including any claim for indemnification) against the Escrow Funds. If for any reason the Escrow Funds available to Escrow Agent and the Indemnified Parties pursuant to such security interest or right of offset are insufficient to cover such compensation and reimbursement, Issuer shall promptly pay such amounts to Escrow Agent and the Indemnified Parties upon receipt of an itemized invoice.

Exhibit B-7

11.           Indemnification of Escrow Agent. From and at all times after the date of this Agreement, Issuer and Placement Agent agree, jointly and severally, to indemnify and hold harmless Escrow Agent and each director, officer, employee, attorney, agent and affiliate of Escrow Agent (collectively, the “Indemnified Parties”) against any and all actions, claims (whether or not valid), losses, damages, liabilities, penalties, costs and expenses of any kind or nature (including without limitation reasonable attorneys' fees, costs and expenses) incurred by or asserted against any of the Indemnified Parties, whether direct, indirect or consequential, as a result of or arising from or in any way relating to any claim, demand, suit, action or proceeding (including any inquiry or investigation) by any person, including without limitation Issuer, the Placement Agent and any Subscriber, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any person under any statute or regulation, including, but not limited to, any federal or state securities laws, or under any common law or equitable cause or otherwise, arising from or in connection with the negotiation, preparation, execution, performance or failure of performance in connection with this Agreement or any transactions contemplated herein, whether or not any such Indemnified Party is a party to any such action, proceeding, suit or the target of any such inquiry or investigation; provided, however, that no Indemnified Party shall have the right to be indemnified hereunder for any liability finally determined by a court of competent jurisdiction, subject to no further appeal, to have resulted solely from the fraud, gross negligence, or willful misconduct of such Indemnified Party. Issuer and Placement Agent further agree, jointly and severally, to indemnify each Indemnified Party for all costs, including without limitation reasonable attorney’s fees, incurred by such Indemnified Party in connection with the enforcement of Issuer’s and Placement Agent’s indemnification obligations hereunder. Each Indemnified Party shall, in its sole discretion, have the right to select and employ separate counsel with respect to any action or claim brought or asserted against it. The obligations of the Issuer and Placement Agent under this Section shall survive termination for any reason of this Agreement or resignation or removal of Escrow Agent.

12.          Termination, Resignation and Removal.

a.            This Agreement shall terminate when (i) Escrow Agent or its successor or assign receives written notification of termination from the Issuer, and (ii) all Escrow Funds have been disbursed as provided in this Agreement. The rights and obligations of Escrow Agent shall survive the termination of this Agreement.

b.            Escrow Agent may resign at any time and be discharged from its duties hereunder by giving the Issuer no fewer than thirty (30) days’ prior written notice thereof and after such specified date, notwithstanding any other provision of this Agreement, Escrow Agent’s sole obligation will be to hold the Escrow Funds pending appointment of a successor Escrow Agent. Similarly, the Issuer may remove and discharge Escrow Agent from its duties hereunder by giving Escrow Agent no fewer than thirty (30) days’ prior written notice thereof. As soon as practicable after its resignation or removal, Escrow Agent shall turn over to a successor escrow agent appointed by the Issuer all Escrow Funds then held hereunder, after deduction and payment to the retiring Escrow Agent of all fees and expenses (including court costs and attorneys' fees) payable to, incurred by, or expected to be incurred by the retiring Escrow Agent in connection with the performance of its duties and the exercise of its rights hereunder, upon presentation of the document from the Issuer appointing a successor escrow agent and its acceptance of appointment, after which the resigning escrow agent shall be released from any and all liabilities arising under this Agreement. If no successor escrow agent is appointed by the Issuer within the thirty (30) day period following such notice of resignation or removal, Escrow Agent reserves the right to forward the matter and all Escrow Funds then held by Escrow Agent pursuant to this Agreement, after deduction and payment to the retiring Escrow Agent of all fees and expenses (including court costs and attorneys' fees) payable to, incurred by, or expected to be incurred by the retiring Escrow Agent in connection with the performance of its duties and the exercise of its rights hereunder, to a court of competent jurisdiction at the expense of the Issuer and Placement Agent.

Exhibit B-8

13.           Representations and Warranties.

a.             Each of the Placement Agent and the Issuer respectively makes the following representations and warranties to Escrow Agent:

(i)	It is duly organized, validly existing, and in good standing under the laws of the state of its incorporation or organization, and has full power and authority to execute and deliver this Escrow Agreement and to perform its obligations hereunder.

(ii)	This Escrow Agreement has been duly approved by all necessary action, including any necessary shareholder or membership approval, has been executed by its duly authorized officers, and constitutes its valid and binding agreement, enforceable in accordance with its terms.

(iii)	The execution, delivery, and performance of this Escrow Agreement will not violate, conflict with, or cause a default under its articles of incorporation, articles of organization or bylaws, operating agreement or other organizational documents, as applicable, any applicable law or regulation, any court order or administrative ruling or decree to which it is a party or any of its property is subject, or any agreement, contract, indenture, or other binding arrangement to which it is a party or any of its property is subject. The execution, delivery and performance of this Escrow Agreement is consistent with the Purchase Agreement.

(iv)	Neither the Placement Agent nor the Issuer has made nor will it in the future make any representation that states or implies that the Escrow Agent has endorsed, recommended or guaranteed the purchase, value, or repayment of the securities offered for sale. The Placement Agent and Issuer further warrant and agree that they will insert in any prospectus, offering circular, advertisement, subscription agreement or other document made available to prospective purchasers of the Securities the following statement in bold face type: “U.S. Bank National Association is acting only as an escrow agent in connection with the offering of securities described herein, and has not endorsed, recommended or guaranteed the purchase, value or repayment of such securities”, and will furnish to the Escrow Agent a copy of each such prospectus, offering circular, advertisement, subscription agreement or other document at least five (5) business days prior to its distribution to prospective purchasers of the securities.

Exhibit B-9

(v)	All its representations and warranties contained herein are true and complete as of the date hereof and will be true and complete at the time of any deposit to or disbursement from the Escrow Funds.

(vi)	Each of the applicable persons designated on Exhibit B attached hereto has been duly appointed to act as its authorized representatives hereunder and individually has full power and authority on its behalf to execute and deliver any instruction or direction, to amend, modify or waive any provision of this Agreement and to take any and all other actions as its authorized representative under this Agreement, all without further consent or direction from, or notice to, it or any other person.

(vii)	No change in designation of such authorized representatives shall be effective until written notice of such change is delivered to each other party to this Agreement pursuant to Section 15 and Escrow Agent has had reasonable time to act upon it.

b.            Issuer further represents and warrants to Escrow Agent that no party other than the parties hereto and the prospective Subscribers have, or shall have, any lien, claim or security interest in the Escrow Funds or any part thereof. No financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest in or describing (whether specifically or generally) the Escrow Funds or any part thereof.

c.            Placement Agent further represents and warrants to Escrow Agent that the deposit with Escrow Agent by Placement Agent of Cash Investment Instruments shall be deemed a representation and warranty by Placement Agent that such Cash Investment Instrument represents a bona fide sale to the Subscriber described therein of the number of Shares set forth therein, subject to the Issuer’s acceptance thereof and otherwise in accordance with the terms of the Purchase Agreement. Placement Agent further represents and warrants that it is and shall be at all times during the term of this Agreement a properly registered broker under applicable regulations of the United States Securities and Exchange Commission.

14.            Identifying Information. To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. For non-individual persons such as a business entity, a charity, a trust, or other legal entity, we ask for documentation to verify its formation and existence as a legal entity opening an account. Escrow Agent may also ask to see financial statements, licenses, and identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation. Issuer and Placement Agent agree to provide any additional information requested by the Escrow Agent under the USA PATRIOT Act, the USA FREEDOM Act, the Bank Secrecy Act, and the U.S. Department of the Treasury Office of Foreign Assets Control.

Exhibit B-10

15.           Notices. All notices, approvals, consents, requests and other communications hereunder shall be in writing (provided that any communication sent to Escrow Agent hereunder must be in the form of a document that is signed manually or by way of a DocuSign digital signature or electronic copy of either), in English, and shall be delivered (a) by personal delivery, or (b) by national overnight courier service, or (c) by certified or registered mail, return receipt requested, or (d) via facsimile transmission, with confirmed receipt or (e) via email by way of a PDF or similar attachment thereto. Notice shall be effective upon receipt except for notice via email, which shall be effective only when the recipient, by return email or notice delivered by other method provided for in this Section, acknowledges having received that email (with an automatic “read receipt” or similar notice not constituting an acknowledgement of an email receipt for purposes of this Section). Such notices shall be sent to the applicable party or parties at the address specified below:

If to the Issuer, to:

Interlink Electronics, Inc.
1 Jenner, Suite 200
Irvine, California 92618
Attention: Steven N. Bronson, CEO
Phone:     (949) 504-4442
Email: sb@iefsr.com

With a copy to (which shall not constitute notice):

Stubbs Alderton & Markiles, LLP
15260 Venture Boulevard, 20th Floor
Sherman Oaks, California 91403
Attention: John McIlvery, Partner
Email: jmcilvery@stubbsalderton.com

If to the Placement Agent, to:

Advisory Group Equity Services, Ltd.
444 Washington Street, Suite 407
Woburn, MA 01801
Attention: William H. McCance, President
Phone:     (781) 933-6100
Email: wmccance@tag-ages.com

If to the Escrow Agent, to:

U.S. Bank National Association, as Escrow Agent
ATTN: Global Corporate Trust
Address:          633 West 5th Street, 24th Floor
                          Los Angeles, CA 90071
Telephone:      213-615-6063
E-mail:               ismael.diaz@usbank.com

Exhibit B-11

or to such other address as each party may designate for itself by like notice and unless otherwise provided herein shall be deemed to have been given on the date received. Issuer and Placement Agent agree to assume all risks arising out of the use of electronic signatures and electronic methods to submit instructions and directions to the Escrow Agent, including without limitation the risk of the Escrow Agent acting on unauthorized instructions, and the risk of interception and misuse by third parties.

16.            Parties Bound. This Agreement shall extend to and be binding upon the respective successors, representatives, and permitted assigns of the Issuer, the Placement Agent and Escrow Agent.

17.            Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and cannot be modified, amended, supplemented, or changed, nor can any provisions hereof be waived, except by written instrument executed by the parties hereto. Nothing in this Agreement, express or implied, is intended to or shall confer upon any person other than Issuer, the Placement Agent, Escrow Agent and the Indemnified Parties any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

18.            Assignment. No party hereto may assign its rights or obligations under this Agreement without the written consent of each other party hereto; provided, however, that any entity into which the Escrow Agent may be merged or with which it may be consolidated, or any entity to which the Escrow Agent may transfer a substantial amount of its corporate trust business (including the administration of this Agreement), shall be the successor to the Escrow Agent without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

19.            Applicable Law. The Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without reference to its conflicts of law provisions.

20.            Consent to Jurisdiction and Venue. Each of the parties hereto irrevocably (a) consents to the exclusive jurisdiction and venue of the state and federal courts in the State of New York, located in the County of New York, in connection with any matter based upon or arising out of this Agreement, (b) waives any objection to such jurisdiction or venue (c) agrees not to commence any legal proceedings related hereto except in such courts and (d) consents to and agrees to accept service of process to vest personal jurisdiction over them in any such courts made in the manner provided by for the giving of notice in Section 15.

21.            Severability. If at any time after the date hereof, any provision of this Agreement shall be held by a court of competent jurisdiction to be illegal, void, or unenforceable, such provision shall be of no force or effect, and shall be limited or expanded in scope so as to carry out the intent of the parties as expressed herein to the greatest extent possible. The illegality or unenforceability of any such provision shall have no effect upon and shall not impair the enforceability of any other provision of this Agreement.

22.            Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be one and the same instrument. The exchange of copies of this Agreement and of signature pages by email or facsimile transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties email or transmitted by facsimile shall be deemed to be their original signatures for all purposes.

Exhibit B-12

23.            Optional Security Procedures. In the event funds transfer instructions, address changes or change in contact information are given (other than in writing at the time of execution of this Agreement), whether in writing, by facsimile or otherwise, the Escrow Agent is authorized but shall be under no duty to seek confirmation of such instructions by telephone call-back to the person or persons designated by Issuer on Exhibit B hereto, and the Escrow Agent may rely upon the confirmation of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in writing received and acknowledged by Escrow Agent and shall be effective only after Escrow Agent has a reasonable opportunity to act on such changes. If the Escrow Agent is unable to contact any of the designated representatives identified in Exhibit B, the Escrow Agent is hereby authorized but shall be under no duty to seek confirmation of such instructions by telephone call-back to any one or more of Issuer’s executive officers (“Executive Officers”), as the case may be, which shall include the titles of Chief Executive Officer, President and Vice President, as the Escrow Agent may select. Such Executive Officer shall deliver to the Escrow Agent a fully executed incumbency certificate, and the Escrow Agent may rely upon the confirmation of anyone purporting to be any such officer. Issuer agrees that the Escrow Agent may at its option record any telephone calls made pursuant to this Section. The Escrow Agent in any funds transfer may rely solely upon any account numbers or similar identifying numbers provided by Issuer to identify (a) the beneficiary, (b) the beneficiary's bank, or (c) an intermediary bank. The Escrow Agent may apply any of the Escrow Funds for any payment order it executes using any such identifying number, even when its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary's bank or an intermediary bank so designated. Issuer acknowledges that these optional security procedures are commercially reasonable.

Exhibit B-13

24.            Tax Reporting. Escrow Agent shall have no responsibility for the tax consequences of this Agreement and Issuer shall consult with independent counsel concerning all tax matters. Issuer or Placement Agent shall provide Escrow Agent Form W-9 or Form W-8, as applicable, for each payee, together with any other documentation and information requested by Escrow Agent in connection with Escrow Agent’s reporting obligations under applicable IRS regulations. If such tax documentation is not so provided, Escrow Agent shall withhold taxes as required by the IRS. Issuer has determined that any interest or income on Escrow Funds shall be reported on an accrual basis and deemed to be for the account of Issuer. Issuer shall prepare and file all required tax filings with the IRS and any other applicable taxing authority; provided that the parties further agree that Issuer shall accurately provide the Escrow Agent with all information requested by the Escrow Agent in connection with the preparation of all applicable Form 1099 and Form 1042-S documents with respect to all distributions as well as in the performance of Escrow Agent’s other reporting obligations under applicable U.S. federal law or regulation. Except as otherwise agreed by Escrow Agent in writing, Escrow Agent has no tax reporting or withholding obligation except with respect to Form 1099-B reporting on payments of gross proceeds under Internal Revenue Code Section 6045. Escrow Agent shall have no responsibility for Form 1099-MISC reporting with respect to disbursements that Escrow Agent makes in an administrative or ministerial function to vendors or other service providers and shall have no tax reporting or withholding duties with respect to the Foreign Investment in Real Property Tax Act.

[signature page follows]

Exhibit B-14

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first above written.

ISSUER:

INTERLINK ELECTRONICS, INC.

By:	/s/ Steven Bronson
Name: Steven Bronson
Title: Chief Executive Officer

PLACEMENT AGENT:

ADVISORY GROUP EQUITY SERVICES, LTD.

By:	/s/ William H. McCance
Name: William H. McCance
Title: President

ESCROW AGENT:

U.S. BANK NATIONAL ASSOCIATION, as Escrow Agent

By:	/s/ Ismael Diaz
Name: Ismael Diaz
Title: Vice President

Exhibit B-15

Exhibit A

Schedule of Fees for Services as
Escrow Agent

For

Interlink Electronics, Inc. Offering of
Series A Convertible Preferred Stock

Acceptance Fee (per fund):	$2,000

Includes the administrative review of escrow documents, initial set-up of the accounts, and other reasonable services up to and including the final Closing. This is a one-time fee, payable at opening.

Incoming Funds Fees:	Waived
If funds are sent via check or ACH:	Waived

Escrow Agent Administration Fee (per fund):	$7,500

Account administration fee for performance of the routine duties as escrow agent associated with the administration of the account. Payable at opening.

Distribution Fee – Upon Subscription Failure:	$2,500
+ $25 per distribution

Account administration fee for distributing subscription funds back to subscribers in the event the subscription fails to meet established targets, amounts, timelines or deadlines.

Legal Counsel:	At Cost

If needed the engagement of outside counsel, fees and expenses of our counsel Shipman & Goodwin LLP or other or other firm selected by us for review of transaction documentation. If outside legal is required Issuer will be advised prior to engaging counsel and a good faith estimate will be provided prior to incurring legal fees. Payable at the initial Closing.

Extraordinary Administration Services:

Extraordinary Administration Services ("EAS") are duties, responsibilities or activities not expected to be provided by the trustee or agent at the outset of the transaction, not routine or customary, and/or not incurred in the ordinary course of business, and may require analysis or interpretation. Billing for fees and expenses related to EAS is appropriate in instances where particular inquiries, events or developments are unexpected, even if the possibility of such circumstances could have been identified at the inception of the transaction, or as changes in law, procedures, or the cost of doing business demand. At our option (and upon prior written notice to Issuer), EAS may be charged on an hourly (time expended multiplied by current hourly rate), flat or special fee basis at such rates or in such amounts in effect at the time of such services, which may be modified by us in our sole and reasonable discretion from time to time. In addition, all fees and expenses incurred by the trustee or agent, in connection with the trustee's or agent's EAS and ordinary administration services and including without limitation the fees and expenses of legal counsel, financial advisors and other professionals, charges for wire transfers, checks, internal transfers and securities transactions, travel expenses, communication costs, postage (including express mail and overnight delivery charges), copying charges and the like will be payable, at cost, to the trustee or agent. EAS fees are due and payable in addition to annual or ordinary administration fees. Failure to pay for EAS owed to U.S. Bank when due may result in interest being charged on amounts owed to U.S. Bank for extraordinary administration services fees and expenses at the prevailing market rate.

Exhibit B-16

General. Your obligation to pay under this Fee Schedule shall govern the matters described herein and shall not be superseded or modified by the terms of the governing documents, and survive any termination of the transaction or governing documents and the resignation or removal of the trustee or agent. This Fee Schedule shall be construed and interpreted in accordance with the laws of the state identified in the governing documents without giving effect to the conflict of laws principles thereof. You agree to the sole and exclusive jurisdiction of the state and federal courts of the state identified in the governing documents over any proceeding relating to or arising regarding the matters described herein. Payment of fees constitutes acceptance of the terms and conditions described herein.

To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account. For a non-individual person such as a business entity, a charity, a trust, or other legal entity, we ask for documentation to verify its formation and existence as a legal entity. We may also ask to see financial statements, licenses, identification, and authorization documents from individuals claiming authority to represent the entity or other relevant documentation. To this extent, please provide all contact information for parties to the agreement including tax identification numbers.

ACKNOWLEDGEMENT:

Please sign below to acknowledge our agreement that all fees concerning the various duties of U.S. Bank, listed above, will be governed by this schedule.

INTERLINK ELECTRONICS, INC.

By:	Name:
please print

Title:	Date:

Exhibit B-17

EXHIBIT B

REPRESENTATIVES

Each of the following person(s) is an Issuer representative authorized to execute documents and direct Escrow Agent as to all matters, including fund transfers, address changes and contact information changes, on Issuer’s behalf (only one representative required):

Steven. N. Bronson
Name	Specimen signature	Telephone No.

Ryan Hoffman
Name	Specimen signature	Telephone No

Name	Specimen signature	Telephone No

(Note: if only one person is identified above, please add the following)

The following person not listed above is authorized for call-back confirmations:

[______________]
Name	Telephone Number

Each of the following person(s) is a Placement Agent representative authorized to execute documents and direct Escrow Agent as to all matters, including fund transfers, address changes and contact information changes, on Placement Agent’s behalf (only one representative required):

William H. McCance
Name	Specimen signature	Telephone No.

Todd Felte
Name	Specimen signature	Telephone No

Name	Specimen signature	Telephone No

(Note: if only one person is identified above, please add the following)

The following person not listed above is authorized for call-back confirmations:

[______________]
Name	Telephone Number

Exhibit B-18

EXHIBIT C

SECURITIES PURCHASE AGREEMENT

(Omitted)

Exhibit C

EXHIBIT C

CERTIFICATE OF DESIGNATION

(Omitted and Filed as Exhibit 3.1 to Form 8-K)

Exhibit C